UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 21, 2008 (March 18, 2008)

TENNESSEE COMMERCE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Tennessee	00051281	62-1815881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

381 Mallory Station Road Suite 207 Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (615) 599-2274

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 18, 2008, Tennessee Commerce Bancorp, Inc. (the “Company”) filed a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission (the “SEC”) with regard to its Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (the “2007 10-K”), confirming as it had previously reported that the Company would not be able to file the 2007 Form 10-K with the SEC by the prescribed deadline, and that the Company could not represent that it would be able to file the 2007 Form 10-K by the extended deadline of April 1, 2008.

Based on the foregoing, on March 19, 2008, the Company received a NASDAQ Staff Determination notifying the Company that its failure to file the 2007 Form 10-K by the prescribed deadline constitutes non-compliance with a filing requirement for continued listing under NASDAQ Marketplace Rule 4310(c)(14) and, therefore, trading in the Company’s common stock is subject to suspension and delisting unless the Company requests a hearing before a NASDAQ Listing Qualifications Panel.

The Company plans to request a hearing before a NASDAQ Listing Qualifications Panel to review the NASDAQ Staff Determination.  The hearing request will stay the suspension of trading and delisting of the Company’s common stock pending the issuance of the Panel’s decision subsequent to the hearing.

In compliance with NASDAQ Marketplace Rule 4804(b), the Company issued the press release that is attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

                (d) Exhibits.  The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

99.1	Press release of Tennessee Commerce Bancorp, Inc. dated March 21, 2008.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNESSEE COMMERCE BANCORP, INC.

By:	/s/ Arthur F. Helf
Arthur F. Helf
Chairman and Chief Executive Officer

Date: March 21, 2008